Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-1 of our report dated March 17, 2011 relating to the consolidated financial statements, which appears in Keystone Consolidated Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Dallas, Texas
June 30, 2011